Exhibit 99.1
NEWS RELEASE

LINCOLN FINANCIAL GROUP ANNOUNCES JON A. BOSCIA’S RETIREMENT

Elects J. Patrick Barrett Chairman and Dennis R. Glass CEO

Philadelphia, PA, July 6, 2006 – Lincoln Financial Group (NYSE: LNC) announced today that its Board of Directors has elected long-time director J. Patrick Barrett Chairman of the Board and named its current President and Chief Operating Officer, Dennis R. Glass, Chief Executive Officer. Both appointments were made after Jon A. Boscia informed the Board of his decision to step down from these positions and to retire from the company.

Boscia will be available to assist Barrett and Glass until his retirement from Lincoln Financial Group on September 1, 2007. Glass and Barrett will assume their new responsibilities immediately.

Boscia said, “My decision to retire comes at the right time for Lincoln Financial Group and for me. As the tenth anniversary of my appointment as chief executive officer approaches, I am proud to say that we have successfully -- and ahead of schedule -- met the milestones associated with the integration of Lincoln Financial Group and Jefferson Pilot.  I also am proud to say that Lincoln Financial Group’s operations, financial condition and long-term growth prospects are solid.  With my complete confidence in Dennis and our management team to guide Lincoln Financial Group going forward, I concluded that a quick and complete transition is in the best interest of the company.”

Barrett praised Boscia for his leadership, “Jon moves on with our thanks and our high regard for his decade of service as chief executive officer. Since becoming CEO in 1998, Jon has overseen a period of impressive growth for Lincoln Financial Group. Thanks to Jon’s leadership and vision, we have assembled a superb management team and are well-positioned for the future.”

Barrett added, “Dennis has the experience, skills and industry knowledge to ensure Lincoln’s continued growth and long-term success.  When the Board began the planning process for an eventual successor for Jon last year, we knew we wanted someone like Dennis: A seasoned veteran with an intimate knowledge of Lincoln. He directed the successful integration of Lincoln with Jefferson Pilot over the past year and partnered with Jon to craft the company’s strategic vision while also leading all of our core manufacturing and distribution operations. His team’s success solidifies our position as a premier provider of life insurance, annuity, retirement income security and investment products and services.“

Glass said, “With our strong and deep management team I am confident that Lincoln Financial Group will move forward seamlessly, building on our strong market positions and demonstrated record of performance. I am very optimistic about Lincoln Financial Group's future.”

Lincoln will be reporting its earnings for the second quarter of 2007 on July 31, 2007. Through today, the company has no material change to its public  guidance provided in connection with its first quarter, 2007 earnings release and  subsequently.

Key executive bios are as follows:

DENNIS R. GLASS
President and Chief Executive Officer
Lincoln Financial Group

Dennis R. Glass is president and CEO of Lincoln Financial Group. He serves on the Board of Directors for Lincoln National Corporation. He also is president and serves on the Board for Lincoln Financial’s principal insurance subsidiaries. Prior to this announcement he was president and chief operating officer.

As president and COO, Glass was responsible for overseeing Lincoln Financial’s primary manufacturing and distribution businesses, including Employer Markets, Individual Markets, Delaware Investment Management, Lincoln Financial Distributors, Lincoln Financial Network and the Retirement Income Security Ventures Group. Glass chairs the Investment Committee for the insurance entities’ general account portfolio. Previously, Glass served as president and chief executive officer of Jefferson-Pilot Corporation, which merged with Lincoln Financial in 2006.

Glass serves on the Board and is chairman-elect of the American Council of Life Insurers (ACLI) and co chairs the ACLI’s Committee on Principal-Based Reserving. Glass has served on other industry boards and has been active in numerous charitable and civic activities.

J. PATRICK BARRETT
Chairman & Chief Executive Officer - CARPAT Investments

J. Patrick Barrett serves as chairman of the board of directors of Lincoln National Corporation, as well as director of its New York subsidiary, Lincoln Life & Annuity Company of New York, where he is chairman of its Independent Directors Committee. He is chairman and chief executive officer of CARPAT Investments, his private investment company. In addition, he is chairman of Syracuse Executive Air Service, Inc., an air charter service and fixed based operator, and chairman of

Bennington Ironworks in Vermont. He also is chairman of the board of the Whiteface Club Companies.

Formerly he was chairman and chief executive officer of Avis, Inc., the world’s second-largest car rental company. While at Avis, he organized the buyout of the company from the Beatrice Companies, and, subsequently, its sale to its employees, in what was then the largest industrial Employee Stock Ownership Program in history.

Earlier in his business career, Barrett was executive vice president, chief financial officer and a director of Norton Simon, Inc., a consumer goods conglomerate whose properties included Avis, Hunt-Wesson, Max Factor, Canada Dry and Somerset Importers.

He is a trustee emeritus of Syracuse University. In addition, he is a member of the board of directors of Coyne International Enterprises Corporation, Adirondack National Bank, and the Syracuse SkyChiefs Baseball Club, Inc.

Lincoln Financial Group is the marketing name for Lincoln National Corporation (NYSE:LNC) and its affiliates. With headquarters in Philadelphia, the companies of Lincoln Financial Group had assets under management of $237 billion as of March 31, 2007. Through its affiliated companies, Lincoln Financial Group offers: annuities; life, group life and disability insurance; 401(k) and 403(b) plans; savings plans; mutual funds; managed accounts; institutional investments; and comprehensive financial planning and advisory services. Affiliates also include: Delaware Investments, the marketing name for Delaware Management Holdings, Inc. and its subsidiaries; Lincoln Financial Media, which owns and operates three television stations, 18 radio stations, and the Lincoln Financial Sports production and syndication business; and Lincoln UK. For more information please visit www.LFG.com.

Investor Contact:	Media Contact:
Sara Fabrizio	Priscilla Brown
215 448-2694	215 448-1422
E-mail: sfabrizio@LFG.com	E-mail: psbrown@LFG.com

Forward-Looking Statements—Cautionary Language

Certain statements made in this release and in other written or oral statements made by Lincoln or on Lincoln’s behalf are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (“PSLRA”).  A forward-looking statement is a statement that is not a historical fact and, without limitation, includes any statement that may predict, forecast, indicate or imply future results, performance or achievements, and may contain words like: “believe”, “anticipate”, “expect”, “estimate”, “project”, “will”, “shall” and other words or phrases with similar meaning in connection with a discussion of future operating or financial performance.  In particular, these include statements relating to future actions, prospective services or products, future performance or results of current and anticipated services or products, sales efforts, expenses, the outcome of contingencies such as legal proceedings, operations, trends or financial results.  Lincoln claims the protection afforded by the safe harbor for forward-looking statements provided by the PSLRA.

Forward-looking statements involve risks and uncertainties that may cause actual results to differ materially from the results contained in the forward-looking statements.  Risks and uncertainties that may cause actual results to vary materially, some of which are described within the forward-looking statements include, among others: legislative, regulatory or tax changes, both domestic and foreign, that affect the cost of, or demand for, Lincoln’s products, the required amount of reserves and/or surplus, or otherwise affect our ability to conduct business, including changes to statutory reserves and/or risk-based capital requirements related to secondary guarantees under universal life and variable annuity products such as Actuarial Guideline VACARVM, restrictions on revenue sharing and 12b-1 payments, and the potential for U.S. Federal tax reform; the initiation of legal or regulatory proceedings against Lincoln or its subsidiaries and the outcome of any legal or regulatory proceedings; changes in interest rates causing a reduction of investment income, the margins of Lincoln’s fixed annuity and life insurance businesses and demand for Lincoln’s products; a decline in the equity markets causing a reduction in the sales of Lincoln’s products, a reduction of asset fees that Lincoln charges on various investment and insurance products, an acceleration of amortization of deferred acquisition costs, value of business acquired, deferred sales inducements and deferred front-end loads and an increase in liabilities related to guaranteed benefit features of Lincoln’s variable annuity products; Ineffectiveness of Lincoln’s various hedging strategies used to offset the impact of declines in and volatility of the equity markets; a deviation in actual experience regarding future persistency, mortality, morbidity, interest rates or equity market returns from Lincoln’s assumptions used in pricing its products, in establishing related insurance reserves, and in the amortization of intangibles that may result in an increase in reserves and a decrease in net income, including as a result of investor-owned life insurance business; lowering of one or more of Lincoln’s debt ratings issued by nationally recognized statistical rating organizations, and the adverse impact such action may have on Lincoln’s ability to raise capital and on its liquidity and financial condition; lowering of one or more of the insurer financial strength ratings of Lincoln’s insurance subsidiaries and the adverse impact such action may have on the premium writings, policy retention, and profitability of its insurance subsidiaries; changes in accounting principles generally accepted in the United States that may result in unanticipated changes to Lincoln’s net income; significant credit, accounting, fraud or corporate governance issues that may adversely affect the value of certain investments in the portfolios of Lincoln’s companies requiring that Lincoln realize losses on such investments; the impact of acquisitions and divestitures, restructurings, product withdrawals and other unusual items, including Lincoln’s ability to integrate acquisitions and to obtain the anticipated results and synergies from acquisitions; acts of terrorism, war, or other man-made and natural catastrophes that may adversely affect Lincoln’s businesses and the cost and availability of reinsurance; competitive conditions, including pricing pressures, new product offerings and the emergence of new competitors, that may affect the level of premiums and fees that Lincoln can charge for its products; the unknown impact on Lincoln’s business resulting from changes in the demographics of Lincoln’s client base, as aging baby-boomers move from the asset-accumulation stage to the asset-distribution stage of life; loss of key management and other employees; changes in general economic or business conditions, both domestic and foreign, that may be less favorable than expected and may affect foreign exchange rates, premium levels, claims experience, the level of pension benefit costs and funding, and investment results.

            The risks included here are not exhaustive. Lincoln’s annual report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and other documents filed with the SEC include additional factors which could impact Lincoln’s business and financial performance.  Moreover, Lincoln operates in a rapidly changing and competitive environment. New risk factors emerge from time to time and it is not possible for management to predict all such risk factors.

Further, it is not possible to assess the impact of all risk factors on Lincoln’s business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.  Given these risks and uncertainties, investors should not place undue reliance on forward-looking statements as a prediction of actual results.  In addition, Lincoln disclaims any obligation to update any forward-looking statements to reflect events or circumstances that occur after the date of this release.